August 20, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ventures-National Incorporated

Commission File No. 000-32847

Dear Commissioners:

          We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of Ventures-National Incorporated filed with the Securities and Exchange Commission on August 20, 2004 and agree with the statements contained therein.

Very truly yours,

/s/ Stonefield Josephson, Inc.
Certified Public Accountants